Exhibit 99.2

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

SELECT-TV SOLUTIONS INC.

2. The articles have been amended as follows:

THE ARTICLES ARE HEREBY AMENDED PER NRS 78.209 FOR A FORWARD STOCK SPLIT IN THE AMOUNT OF 10:1 : 1 (TEN TO ONE), PAR VALUE TO REMAIN UNCHANGED.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 74%

4. Effective date of filing: 5/1/14

5. Signature

/s/ David Price